BYLAWS

                                       OF

                           NEW DYNAMIC MARKETING, INC.

                                    ARTICLE 1
                                    ---------

                                     Offices
                                     -------

     SECTION 1.     PRINCIPAL OFFICE     The principal office of the Corporation
                    ----------------
shall be located at 211 E. Prospect Road, Oakland Park, Florida 33334.

     SECTION 2     REGISTERED OFFICE     The registered office of the
                   -----------------
Corporation required by law to be maintained in the State of Florida may be, but not need be identical with the principal office. The registered as set forth in the Articles, of Incorporation is 211 East Prospect Road, Oakland Park, Florida 33334.

     SECTION 3     OTHER OFFICES     The Corporation may have offices at such
                   -------------
other places, either within or without the State of Florida, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II
                                   ----------

                              Shareholders Meeting
                              --------------------

     SECTION 1      PLACE OF MEETING     All meetings of shareholders shall be
                    ----------------
held at the principal office of the Corporation, or at such other place either within of without the State of Florida, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote threat.

     SECTION 2     ANNUAL MEETINGS     The annual meeting of the shareholders
                   ---------------
shall be held sixty (60) days after the close of the fiscal year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purposes of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

     SECTION 3     SUBSTITUTE ANNUAL MEETING     If the annual meeting shall
                   -------------------------
not be held on the day designated by the Bylaws, a substitute annual meeting may be called accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     SECTION 4     SPECIAL MEETINGS     Special meetings of the shareholders
                   ----------------
may be called at any time by the President and Chief Executive Officer, Chief Operating Officer, or Board of Directors of the Corporation, or by any shareholders, pursuant to the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

     SECTION 5     NOTICE OF MEETINGS     Written of printed notice stating the
                   ------------------
time and place of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the President, the Vice President, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

     In the case of an annual or substitute annual meeting, the notice of the meeting need not specifically state the business to be transacted threat, unless it is a matter other than the election of Directors, on which the vote of shareholders is expressly required by the provisions of the laws of the State of Florida In the case of a special meeting, the notice of the meeting shall specifically state the purpose of purposes for which the meeting is called.

     When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it
is not necessary to give any notice of the adjourned meeting.   Other than by
announcement at the meeting at which the adjournment is taken.

     SECTION 6     VOTING LISTS     At lease ten (10) days before each
                   ------------
meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meetings, with the address of and the number of share held by each, which list shall be kept on file at the registered office the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to the inspection by any shareholder at any time during the usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

     SECTION 7     QUORUM     The holders of a majority of the shares entitled
                   ------
to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     The shareholders, at a meeting at which a quorum is present, may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8     VOTING SHARES      Each outstanding share having voting
                   -------------
rights shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, and the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or bylaws of this Corporation.

     SECTION 9     INFORMAL ACTION BY SHAREHOLDERS     Any action which may be
                   -------------------------------
taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by al of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation to be kept in the Corporate minute book.


                                   ARTICLE III

                                    DIRECTORS
                                    ---------

     SECTION 1     GENERAL POWERS     The business and affairs of the
                   --------------
Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board of Directors may establish pursuant to these bylaws.

     SECTION 2     SPECIAL POWERS     The Board of Directors of the Corporation
                   --------------
are hereby granted all rights and powers as provided under Florida law during an emergency declared as such by the Board.

     SECTION 3     NUMBER, TERM AND QUALIFICATIONS     There shall be such
                   -------------------------------
number of Directors, not less than one (1) nor more than five (5), as may be fixed or changed from time to time at a meeting of the shareholders called for such purpose, but no reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director. Each Director shall hold office until the annual meeting next succeeding his election or until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     SECTION 4     ELECTION OF DIRECTORS     Except as provided in Section 6 of
                   ---------------------
this Article, the Directors shall be elected at the annual meeting of shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholders so demands, the election of Directors shall be by ballot.

     SECTION 5      REMOVAL     Directors may be removed from office, with or
without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors may be elected at the same meeting.

     SECTION 6     VACANCIES     A vacancy occurring in the Board of Directors
                   ---------
may be filled by a majority of the remaining Directors, even though less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

     SECTION 7     CHAIRMAN      Unless otherwise directed by the shareholders,
                   --------
the President of the Corporation shall serve as Chairman of the Board of Directors. He shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

     SECTION 8     COMPENSATION     The Board of Directors may compensate
                   ------------
Directors for their services as such and may provide for the payment of all expense incurred by Directors in attending regular and special meetings of the Board.

     SECTION 9     EXECUTIVE COMMITTEE     The Board of Directors may, by
                   -------------------
resolution adopted by a majority of the number of Directors fixed by these bylaws, designate two (2) or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, in the management of the Corporation.


                                   ARTICLE IV

                              MEETINGS OF DIRECTORS
                              ---------------------

     SECTION 1     REGULAR MEETINGS     A regular meeting of the Board of
Directors shall be held immediately after, and at the same place as, the annual or substitute annual meeting of shareholders.

     In addition, the Board of Directors may provide by resolution the time and place, either within or without the State of Florida, for the holding of additional regular meetings.

     SECTION 2     SPECIAL MEETINGS     Special meetings of the Board of
                   ----------------
Directors may be called by, or at the request of, the President and Chief Executive Officer or by a Director. Such meetings may be held either within or without the State of Florida.

     SECTION 3     NOTICE OF MEETINGS     Regular meetings of the Board of
                   ------------------
Directors may be held without notice.

     The person or persons calling a special meeting of the Board of Directors shall, at least five (5) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

     SECTION 4     QUORUM     A majority of the duly elected or appointed and
                   ------
qualified Directors of the Corporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall attend.

     SECTION 5     MANNER OF ACTING     Except as otherwise provided in this
                   ----------------
section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     The vote of a majority of the duly elected or appointed and qualified Directors without a meeting is, nevertheless, Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before of after the action is taken,

                                    ARTICLE V

                                    OFFICERS
                                    --------

     SECTION 1     NUMBER     The Corporation shall have a President and Chief
                   ------
Executive Officer, a Chief Operating Officer, a Chief Technical Officer, a Secretary, a Treasurer, and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two (2) or more offices may be held by the same person, except the offices of Chief Operating Officer and Secretary. However, no officer shall execute, acknowledge or verify an instrument in more than one (1) capacity if such instrument is required by law, by the Articles of Incorporation, or the bylaws, to be executed, acknowledged, or verified by two (2) or more officers.

     SECTION 2     ELECTION AND TERM     The officers of the Corporation
                   -----------------
shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until is death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified, unless otherwise specified by the Board of Directors. The Board of Directors may fill any vacancy in any office occurring for whatever reason.

     SECTION 3     REMOVAL     Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4     COMPENSATION     The compensation of all officers of the
                   ------------
Corporation shall be fixed by the Board of Directors.

     SECTION 5     PRESIDENT AND CHIEF EXECUTIVEOFFICER   The President and
                   ------------------------------------
Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction and control of the Board of Directors and the Executive committee, if created, the President and Chief Executive Officer shall have general charge and authority over the business of the Corporation. The President and Chief Executive Officer shall from time to time make such reports of the business of the Corporation for the preceding fiscal year to the shareholders at each annual meeting. The President and Chief Executive Officer shall sign any other proper officer certificate for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In general, The President and Chief Executive Officer shall perform all duties incident to the office of President and Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6     CHIEF OPERATING OFFICER     The Chief Operating Officer shall
                   -----------------------
perform the duties of the President and Chief Executive Officer in the President and Chief Executive Officer's absence or during the President and Chief Executive Officer's disability to act. The Chief Operating Officer shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee (if so formed), or the President and Chief Executive Officer.

     SECTION 7     CHIEF TECHNICAL OFFICER     The Chief Technical Officer
                   -----------------------
shall have such duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee (if so formed), or the President and Chief Executive Officer.

     SECTION 8     SECRETARY      The Secretary shall keep accurate records of
                   ---------
the acts and proceedings of all meeting of the shareholders and Directors. The Secretary shall give all notices required by law and by these bylaws. The Secretary shall have general charge of the corporate books and records of the Corporation and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stack transfer books of the Corporation and shall keep at the registered or principal office of the Corporation the record of shareholders showing the name and address of each shareholders and the number and class of the shares held by each. The Secretary shall sigh such instruments as may require the Secretary's signature and, in general, shall perform all duties incident to the office of Secretary and such duties as may be assigned from time to time by the President and Chief Executive Officer, the Executive Committee (if so formed), or the Board of Directors.

     SECTION 9     TREASURER     The Treasurer shall have custody of all funds
                   ---------
and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors or the Executive committee. The Treasurer shall keep full accurate accounts of the finances of the Corporation in books especially provided for that purpose; and shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for each fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed within four (4) months after the end of such fiscal year. The statement so filed shall be kept available for inspection for a period of ten (10) years, and the Treasurer shall mail or deliver a copy of the latest such statement to any shareholder upon the shareholder's written request therefore. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and such other duties as may be assigned from time to time by the President and Chief Executive Officer, the Executive Committee (if so formed), or the Board of Directors.

     SECTION 10     ASSISTANT SECRETARIES AND TREASURER     The Assistant
                    -----------------------------------
Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary of the Treasurer respectively, perform such other duties as shall be assigned to them by the Secretary or the Treasurer respectively, or by the President and Chief Executive Officer, the Executive Committee (if so formed), or Board of Directors.

     SECTION 11     BONDS     The Board of Directors may, by resolution, require
                    -----
any or all officers, agents and employees of the Corporation to give bond to the Corporation with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices of positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                          CONTRACTS, LOANS AND DEPOSITS
                          -----------------------------

     SECTION1     CONTRACTS     The Board of Directors or Executive committee
                  ---------
may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2     LOANS     No loans shall be contracted on behalf of the
                   -----
Corporation, and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors or the Executive committee.

     SECTION 3     CHECKS AND DRAFTS     All checks, drafts or other
                   -----------------
orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation in such manner as shall from time to time be determined by the Board of Directors or the Executive committee.

     SECTION 4     DEPOSITS     All funds of the Corporation, not otherwise
                   --------
employed, shall be deposited from time to time to the credit of the Corporation in such depositories, as the Board of Directors shall direct.


                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

     SECTION 1     CERTIFICATES FOR SHARES     Certificates representing shares
                   -----------------------
of the Corporation shall be issued in such form as the Board of Directors shall determine to every shareholders for the fully paid shares owned by such shareholder. These certificates shall be signed by the President and Chief Executive Officer and the Secretary. They shall be consecutively numbered or otherwise identified, and the name and address of the persons to whom they are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.


     SECTION 2     TRANSFER OF SHARES     Transfer of shares shall be made on
                   ------------------
the stock transfer books of the Corporation only upon the surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee, or legal representative.

     All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

     SECTION 3     CLOSING TRANSFER BOOKS AND FIXING RECORD DATE     For the
                   ---------------------------------------------
purpose of determining shareholders entitled to notice of, or to vote at an meeting of shareholders or any adjournment thereof, or entitled to receive payment of any divided, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books may be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than ten (10) days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken.

     If the stock transfer books are not to be closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION 4     LOST CERTIFICATES     The Board of Directors may authorize
                   -----------------
the issuance of a new share certificate in place of a certificate claimed to have been lost of destroyed, upon receipt of an affidavit of such fact from the person claiming such loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give a bond in such sum as it may direct of indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such bond.



                                  ARTICLE VIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

     Any person who at any time he serves or has served as a Director of the Corporation, or who, serves or has served, at the request of the Board of Directors, as an officer, partner, trustee, employee, or agent of the Corporation or of another corporation, partnership, joint venture or under an employee benefit plan, shall be entitled to indemnification to the fullest extent provided by Florida law.

                                   ARTICLE IX
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

     SECTION 1     DIVIDENDS     The Board of Directors may from time to time
                   ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law or by it charter.

     SECTION 2     SEAL     The corporate seal of the Corporation shall consist
                   ----
of two (2) concentric circles between which is the name of the Corporation and the place of incorporation in the center of which is inscribed "Corporate Seal"; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

     SECTION 3     WAIVER OF NOTICE     Whenever any notice is required to be
                   ----------------
given to any shareholder of Director or under the provisions of Florida law or under the provisions of the charter or bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     SECTION 4     FISCAL YEAR     Unless otherwise ordered by the Board of
                   -----------
Directors, the fiscal year of the Corporation shall be from January 1 to December 31.

     SECTION 5     AMENDMENTS     Except as otherwise provided herein, these
                   ----------
bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

     The Board of Directors shall have power to adopt a bylaw.

a) requiring more than a majority of the voting share for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;
b) providing for the management of the Corporation otherwise that by the Board of Directors or its Executive committee (if so formed);
c)     increasing or decreasing the number of Directors; or
d)     classifying and staggering the election of Directors.

No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

This is to certify that the foregoing is a true and accurate copy of the Bylaws of New Dynamic Marketing, Inc., as approved and adopted by said Corporation effective October ___, 2003.


Dated:________________________________________



                                        3

                               OPERATING AGREEMENT
                                       FOR
                           NORTHWESTERN HOLDINGS, LLC


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT, AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN SUCH ACT. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933 PROVIDED BY SECTION 4(2) THEREOF, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF CERTAIN STATES IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY BE OFFERED WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.


     ARTICLE I
     DEFINITIONS
     -----------

     The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein);

     "Admission Agreement." An agreement between a prospective Member and the Company which sets out the prospective member's acceptance of membership under the conditions set forth in this Operating Agreement and the terms of any Contribution to Capital required of him.

     "Affiliate." (i) in the case of an individual, any relative of such Person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (iii) any corporation, partnership, limited liability company, trust director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person.

     "Articles of Organization." The Articles of Organization of Northwestern Holdings, LLC, as filed with the Secretary of State of Florida as the same may be amended from time to time.

     "Capital Account." A capital account maintained in accordance with the rules contained in Treas. Reg. 1.704-1(b)(2) as maintained in accordance with applicable rules under the Code and as set forth in Treas. Reg. 1-704-1(b)(2)(4) as amended from time to time and the rules under Article VIII where they do not conflict with the Code and Treasury Regulations.

     "Code." The Internal Revenue Code of 1986, as amended from time to time.

     "Company." Northwestern Holdings, LLC.

     "Contribution to Capital." Any contribution, as defined in the Florida Act, to the capital of the Company in cash, property, or other binding obligation to contribute cash or property whenever made.

     "Distributable Cash." All cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; (iii) such Reserves as the Managers deem reasonably necessary to the proper operation of the Company's business.

     "Economic Interest." A Member's or Economic Interest Owner's share of one or more of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement and the Florida Act, but shall not include any right to vote on, consent to or otherwise participate in any decision of the Members or Managers.

     "Economic Interest Owner." The owner of an Economic Interest who is not a Member.

     "Entity." Any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

     "Fiscal Year." The Company's fiscal year, which shall be the calendar year.

     "Initial Contribution to Capital." The initial contribution to the capital of the Company made by a Member pursuant to this Operating Agreement.

     "Majority Interest." Ownership Interests of Members which, taken together, exceed fifty percent (50%) of the aggregate of all Ownership Interests.

     "Manager." One or more managers designated pursuant to this Agreement. Specifically, Manager shall mean Lee Schwuchow or any other person(s) that succeeds such person(s) in the capacity as Manager.

     "Member." Each of the parties who executes a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter become Members. To the extent a Manager has purchased a Membership Interest in the Company, he will have all the rights of a Member with respect to such Membership Interest, and the term "Member" as used herein shall include a Manager to the extent he has purchased such Membership Interest in the Company. If a Person is already a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

     "Membership Interest." All of a member's rights in the Company, including without limitation the member's share of the profits and losses of the Company, the right to receive distributions of the Company assets, any right to vote, any right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement or the Florida Act.

     "Net Losses". The Company's taxable loss computed pursuant to Section 10.1.

     "Net Profits". The Company's taxable income computed pursuant to Section 10.1.

     "Florida Act." The Florida dealing with limited liability companies.

     "Operating Agreement." This Operating Agreement as originally executed and as amended from time to time.

     "Ownership Interest." The proportion that a Member's positive Capital Account bears to the aggregate positive Capital Accounts of all Members whose Capital Accounts have positive balances as may be adjusted from time to time. The initial Ownership Interests of the Members are as follows:

Member     Ownership Interest

Lee Schwuchow          100%



     All references to a "majority in interest" of the Members or other designated group shall refer to a majority of the then Ownership Interests held by the Members or other designated group.

     "Person." Any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

     "Reserves." With respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

     "Transferring Member." A Member or Economic Interest Owner who sells, assigns, pledges, hypothecates or otherwise transfers for consideration or gratuitously all or any portion of its Membership Interest or Economic Interest.

     "Treasury Regulations" or "Regulations. " The Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     ARTICLE II
     FORMATION OF COMPANY
     --------------------

     2.01     Formation.     In January, 2002, Lee Schwuchow formed the Company
              ---------
as a Florida Limited Liability Company by executing and delivering articles of organization to the Secretary of State of Florida in accordance with the provisions of the Florida Act.

     2.02     Agreement.     For and in consideration of the mutual covenants
              ---------
herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Member executing the Operating Agreement hereby agrees to the terms and conditions of the Operating Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Member that the Operating Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of the Operating Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Florida Act, the Operating Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of the Operating Agreement is prohibited or ineffective under the Florida Act, the Operating Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Florida Act. In the event the Florida Act is subsequently amended or interpreted in such a way to make any provision of the Operating Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

     2.03     Name.     The name of the Company is Northwestern Holdings, LLC.
              ----

     2.04     Principal Place of Business.     The principal place of business
              ---------------------------
of the Company within the State of Florida is 211 East Prospect Road, Oakland Park, Florida 33334.

     The Company may locate its places of business and registered office at any other place or places as the Manager or Managers may from time to time deem advisable.

     2.05     Registered Office and Registered Agent.     The Company's initial
              --------------------------------------
registered office shall be at the office of its registered agent at 211 East Prospect Road, Oakland Park, Florida 33334, and the name of its initial registered agent at such address is Lee Schwuchow. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Florida pursuant to the Florida Act and the applicable rules promulgated thereunder.

     2.06     Term.     The Company shall be dissolved and its affairs wound up
              ----
in accordance with the Florida Act and the Operating Agreement on December 31, 2020, unless the term shall be extended by amendment to the Operating Agreement and the Articles of Organization, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Florida Act or the Operating Agreement.

     ARTICLE III
     BUSINESS OF COMPANY
     -------------------

     3.01     Permitted Businesses.     The business of the Company shall be:
              --------------------

     (a) To accomplish any lawful business whatsoever, including without limitation, the practice of law, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

     (b) To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by professional limited liability companies under the Florida Act.

     (c) To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

     ARTICLE IV
     NAMES AND ADDRESSES OFMEMBERS
     -----------------------------

The names and addresses of the Members are as follows:


Lee Schwuchow
2000 Riverside Place, No. 1
Wilton Manors, FL  33305


                                    ARTICLE V
                          RIGHTS AND DUTIES OF MANAGERS
                          -----------------------------

     5.01  Management.     The  business  and  affairs  of  the Company shall be
           -----------
managed by its Managers. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by nonwaivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one of the Managers is expressly required pursuant to this Operating Agreement or the Florida Act.

     5.02  Number.  Tenure and Qualifications.  The Company shall initially have
           -----------------------------------
one Manager. The number of Managers of the Company shall be fixed from time to time by the affirmative vote of Members holding at least two-thirds of all Ownership Interests, but in no instance shall there be less than one Manager. Each Manager shall hold office until the next annual meeting of Members or until his successor shall have been elected and qualified. Managers shall be elected by the affirmative vote of Members holding at least a Majority Interest. Managers need not be residents of the State of Florida Carolina or Members of the Company.

     5.03  Managers'  Standard of Care.  A Managing Member's duty of care in the
           ----------------------------
discharge of the Managing Member's duties to the Company and the other Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional or a knowing violation of law. In discharging his/her duties, a Managing Member shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any of its other Managing Members, Members, or agents, or by any other person, as to matters the Managing Members reasonably believe are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

     5.04  Certain Powers of Manager. Without limiting the generality of Section
           -------------------------
5.01,  the  Managers  shall  have power and authority, on behalf of the Company:

     (a) To acquire property from any Person as the Managers may determine. The fact that a Manager or a Member is directly or indirectly affiliated or connected with any such person shall not prohibit the Managers from dealing with that Person.

     (b) To borrow money for the Company from banks, other lending institutions, the Managers, Members, or affiliates of the Manager or Members on such term as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted under the Florida Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers.

     (c) To purchase liability and other insurance to protect the Company's property and business.

     (d) To hold and own any Company real and/or personal properties in the name of the Company.

     (e) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments.

     (f) Upon the affirmative vote of the Members holding at least 100% of all Ownership Interests, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound. The affirmative vote of the Members shall not be required with respect to any sale or disposition of the Company's assets in the ordinary course of the Company's business;

     (g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust, security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company.

     (h) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds.

     (i) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Managers may approve.

     (j) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

     Unless authorized to do so by this Operating Agreement or by a Manager or Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniary for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

     5.05  Liability for Certain Acts.  Each Manager shall act in a manner he or
           ---------------------------
she believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager is not liable to the Company, its Members, or other Managers for any action taken in managing the business or affairs of the Professional Limited Liability Company if he or she performs the duty of his or her office in compliance with the standard contained in this Section. No Manager has guaranteed nor shall have any obligation with respect to the return of a Member's Contributions to Capital or profits from the operation of the Company. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such Manager received a personal benefit in violation or breach of the provisions of this Operating Agreement. Each Manager shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the provisions of the Florida Carolina Act.

     5.06  Managers  Have No Exclusive Duty to Company. The Manager shall not be
           -------------------------------------------
required to manage the Company as his sole and exclusive function and he (or any Manager) may have other business interests and may engage in other activities in addition to those relating to the Company. -Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager or in the income or proceeds derived therefrom. The Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture. Section 15.24 governs conflicts of interest between Managers and the Company.

     5.07  Bank Accounts.  The Managers may from time to time open bank accounts
           --------------
in the name of the Company, and the Managers shall be the sole signatories thereon, unless the Managers determine otherwise.

    5.08  Indemnityof the Managers, Employees and Other Agents.  To  the fullest
           ----------------------------------------------------
extent permitted under the Florida Act, the Company shall indemnify the Managers and make advances for expenses to them with respect to the matters capable of Indemnification under the Florida Act to the fullest extent permitted under the applicable law. The Company shall indemnify its employees and other agents who are not Managers to the fullest extent permitted by law.

     5.09  Resignation.  Any  Manager  of  the Company may resign at any time by
           ------------
giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     5.10  Renewal. At a meeting called expressly for that purpose, all or any
           --------
lesser number of Managers may be removed at any time, with or without cause, by the affirmative vote of Members holding a Majority Interest. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     5.11  Vacancies.  Any  vacancy  occurring for any reason in the number of
           ---------
Managers of the Company may be filled by the affirmative vote of a majority of the Managers then in office, provided that if there are no remaining Managers, the vacancy(ies) shall be filled by the affirmative vote of Members holding a Majority Interest. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the affirmative vote of a majority of the Managers then in office or by an election at an annual meeting or at a special meeting of Members called for that purpose or by the Members' unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of members and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

    5.12  Salaries. The salaries and other compensation of the Managers shall be
           --------
fixed from time to time by an affirmative vote of Members holding at least a Majority Interest, and no Manager shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company.

     5.13  Annual  Report  for Secretary of State. The Managers shall deliver
           --------------------------------------
to the Secretary of State for filing an annual report in accordance with the Florida Act.

                                   ARTICLE VI

                        RIGHT AND OBLIGATIONS OF MEMBERS
                        --------------------------------

     6.01  Limitation  onLiability.  Each Member's liability shall be limited as
           ------------------------
set forth in this Operating Agreement, the Florida Act and other applicable law.

     6.02  No  Liability  for  Company  Obligations.  No  Member  will  have any
           -----------------------------------------
personal liability for any debts or losses of the Company beyond his respective Contributions, except as provided by law.

     6.03  Indemnification.  To  the  fullest extent permitted under the
           ---------------
Florida Act, the Company shall indemnify the Members and make advances for expenses to them with respect to the matters capable of Indemnification under the Florida Act to the maximum extent permitted under the applicable law.

    6.04  List of Members. Upon written request of any member, the Manager shall
           ----------------
provide a list showing the names, addresses and membership Interest and Economic Interest of all Members and manager and the other information.

     6.05  Management  Rights.  The  Members  shall  have  the  right,  by  the
           ------------------
affirmative  vote  of  Members holding at least 100% of all Ownership Interests,
(i) to approve the sale, exchange or other disposition of all, or substantially all, of the Company's assets (other than in the ordinary course of the Company's business) which is to occur as part of a single transaction or plan, (ii) the merger of the Company. See Section 12.02 for vote concerning the election of Members, Section 14.01(a)(3) for vote concerning survival of the Company after a Withdrawal Event, and Section 15.17 for vote concerning Amendments to this Operating Agreement. The right to vote shall be exercised in accordance with
Article  VII.

    6.06  Priority and Return of Capital. Except as may be expressly provided in
          ------------------------------
Article IX, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either as to the return of Contributions to Capital or as to Net Profits, Net Losses or distributions. This Section shall not apply to loans (as distinguished from Contributions to Capital) which a Member has made to the Company.

     6.07  Representations  and  Warranties.  Each Member, and in the case of
           --------------------------------
an organization, the person(s) executing the Agreement on behalf of the organization hereby represents and warrants to the Company and each other Member that: (a) -if that Member is an organization, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to the Operating Agreement to perform its obligations hereunder; (b) that the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; (c) the Member acknowledges that the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

                                   ARTICLE VII
                               MEETINGS OF MEMBERS
                               -------------------

     7.01  Annual  Meeting.  The  annual meeting of the Members shall be held on
           ----------------
the third Tuesday in March or at such other time as shall be determined by resolution of the Members, commencing with the year 2003, for the purpose of the transaction of such business as may come before the meeting.

     7.02  Special Meetings. Special meetings of the Members, for any purpose or
           ----------------
purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member or Members holding at least 10% of the Ownership Interest.

     7.03  Place of Meetings. The Members may designate any place, either within
           -----------------
or outside the State of Florida, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Florida.

     7.04  Notice of Meetings. Written notice stating the place, day and hour of
           -------------------
the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

     7.05  Meeting  of all Members. If all of the Members shall meet at any time
           ------------------------
and place, either within or outside of the State of Florida, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

    7.06  Record Date. For the purpose of determining Members entitled to notice
           -----------
of or to vote at any meeting of members of any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     7.07  Quorum.  Members  holding  at  least  two-thirds of all Ownership
           ------
Interests, represented in person or by proxy, shall constitute a quorum at any meeting of members. In the absence of a quorum at any such meeting, a majority of the Ownership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, the withdrawal during such meeting of that number of Ownership Interests whose absence would cause less than a quorum to be present notwithstanding.

     7.08  Manner  of  Acting.  If  a quorum is present, the affirmative vote of
           -------------------
Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Florida Act, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Ownership Interest, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

     7.09  Proxies. At all meetings of Members a Member may vote in person or by
           --------
proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     7.10  Action  by  Members Without a Meeting.  Action required or permitted
           --------------------------------------
to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the necessary Members entitled to vote and required to approve such action and delivered to the Managers of the company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when the Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     7.11  Waiver  of  Notice.  When  any  notice is required to be given to any
           ------------------
Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE VIII
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS
                -------------------------------------------------

     8.01  Members'  Contributions to Capital. Each Member shall contribute such
           -----------------------------------
amount and on the terms set forth on Exhibit A hereto as its share of the Initial Contribution to Capital. If no time for the contribution is specified in Exhibit A then the Contribution to Capital shall be made upon the filing of the Articles of Organization with the Secretary of State. The value of the Contributions to Capital shall be set forth on Exhibit A. No interest shall accrue on any Contribution to Capital, and no Member shall have the right to withdraw or be repaid any Contribution to Capital except as provided in this Operating Agreement. Each Additional Member shall make the Initial Contribution to Capital described in the Admission Agreement. The value of the Additional Member's Initial Contribution to Capital and the time for making such contribution shall be set forth in the Admission Agreement.

     8.02  Additional Contributions. Except as set forth in Section 8.01, no
           -------------------------
Member shall be required to make any capital contributions. To the extent approved by the Managers, from time to time, the Members may be permitted to make additional contributions to Capital if and to the extent they so desire, and if the Managers determine that such additional Contributions to Capital are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Members shall have the opportunity (but not the obligation) to participate in such additional Contributions to Capital on a pro rata basis in accordance with their Interests.

     8.03  Withdrawal  or  Reduction  of  Members'  Contributions  to  Capital.
           -------------------------------------------------------------------

     (a) A Member shall not receive out of the Company's property any part of such Member's Contribution to Capital until all liabilities of the Company, except liabilities to Members on account of their Contributions to Capital, have been paid or there remains property of the Company sufficient to pay them.

     (b) A Member, irrespective of the nature of such Members' Contribution to Capital, has only the right to demand and receive cash in return for such Contribution to Capital.

     8.04  Enforcement  Of Commitments. In the event any Member (a Delinquent
           ---------------------------
Member)  fails  to  perform  the  Delinquent  Member's  commitment, the Managing
Members shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to demand compliance with the Commitment and interest on such obligation at the Default Interest Rate) within ten
Business days of the giving of Notice, the Managing Members may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Member's address as reflected in the Operating Agreement. Each Member expressly agrees to the Jurisdiction of such courts but only for the enforcement of Commitments. The Managing Members may elect to allow the other Members to contribute the amount of the Commitment in proportion to such members' sharing ratios, with those Members who contribute (Contributing Members) to contribute additional amounts equal to any amount of the Commitment not contributed. The Contributing Members shall be entitled to treat the amounts contributed pursuant to this section as a loan from the Contributing Members bearing interest at the Default Interest Rate secured by the Delinquent Member's interest in the Company. Until they are fully repaid the Contributing Members shall be entitled to all Distributions to which the Delinquent Member would have been entitled. Notwithstanding the foregoing, no Commitment or other obligation to make an additional contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

     8.05  Maintenance  of  Capital Accounts. The Company shall establish and
           ----------------------------------
maintain Capital Accounts for each Member and Assignee. Each Member's Capital Account shall be increased by (1) the amount of any Money actually contributed by the Member to the capital of the Company, (2) the fair market value of any Property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution (net of liabilities assumed by the Company or subject to which the company takes such Property within the meaning of 752 of the Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain except adjustments of the Code (including any gain and income from unrealized income with respect to accounts receivable allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

     8.06  Distribution of Assets. If the Company at any time distributes any of
           -----------------------
its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Articles IX and X below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

     8.07  Sale  or  Exchange of Interest. In the event of a sale or exchange of
           ------------------------------
some or all of a Member's Interest in the Company, the Capital Account of the Transferring Member shall become the capital account of the Assignee, to the extent it relates to the portion of the Interest Transferred.

     8.08  Compliance with Section 704(b) of the Code. The provisions of this
           ------------------------------------------
Article VIII as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Articles IX and X to have substantial economic effect under the Regulations promulgated under 704(b) of the Code, in light of the distributions made pursuant to Articles IX, X and XIV and the Capital Contributions made pursuant to this Article VIII. Notwithstanding anything herein to the contrary, this Operating Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the Initial Contribution.

                                   ARTICLE IX
                            DISTRIBUTIONS TO MEMBERS
                            ------------------------

     9.01  Distributions.  All  distributions of cash or other property shall be
           -------------
made  to  the  Members  as  follows:

     (a)  Prorata  in  accordance  with  Ownership  Interests.

     9.02  Limitation  Upon  Distributions.  No  distribution  shall  be made to
           --------------------------------
Members  if  prohibited  by  the  Florida  Act.

     9.03  Interest On and Return of Contributions to Capital. No Member shall
           --------------------------------------------------
be entitled to interest on its Contribution to Capital or to return of its Contributions to Capital, except as otherwise specifically provided for herein.

     9.04  Loans  to  Company. Nothing in this Operating Agreement shall prevent
           ------------------
any member from making secured or unsecured loans to the Company by agreement with the Company.

                                    ARTICLE X
                                   ALLOCATIONS
                                   -----------

     10.01  Allocations in General. The profits, losses, and distributive shares
            ----------------------
of tax items shall be allocated to the Members pro rata based upon their respective Ownership Interests during the period over which such profits, losses, and tax items were accrued. The Managers shall have authority to make any special allocations recommended by tax counsel to the Company as necessary or appropriate for compliance with the provision of Subchapter K of the Code, including without limitation Sections 704(b) and 704(c) thereof, and Regulations promulgated thereunder or any applicable Florida laws.

     10.02  Special Rule Regarding Members' Capital Accounts. No Member shall be
            -------------------------------------------------
entitled to any allocation of Company losses if such allocation would result in the Member having a negative Capital Account balance (after increasing such Capital Account by any amount which the Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5), and decreasing such Capital Account balance by the items set forth in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4)-(6)) while any other Member has a positive Capital Account balance (after adjustments for such items). In such event, Company losses shall be allocated to the Members with positive Capital Accounts, as adjusted, until such Capital Accounts, as adjusted, have been reduced to zero.

     10.03  Qualified  Income  Offset.  Any  Member who unexpectedly receives an
            --------------------------
adjustment, allocation or distribution as described in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4)-(6) shall be allocated items of Company income and gain in an amount and manner to eliminate any deficit in such Member's Capital Account (after adjustment as described in Section 10.02) as quickly as possible. This provision is intended to be a "qualified income offset" as defined in Treasury Regulations 1.704-1(b)(2)(ii)(d), such Regulation being hereby incorporated by reference.

     10.04  Minimum Gain Chargeback. If there is a net decrease in the Company's
            -----------------------
minimum gain (as such term is defined in Treasury Regulations 1.704-2(d)) during any taxable year, each Member shall be allocated, before any other allocation is made of Company items for such taxable year, an amount equal to such Member's share of the net decrease in Company minimum gain, except to the extent that (i) the decrease in Company minimum gain is caused by a guarantee, refinancing, or other change in a debt instrument causing it to become partially or totally recourse debt or partner nonrecourse debt, and the Member bears the economic risk of loss (within the meaning of Regulation 1.752-2) for the newly guaranteed, refinanced or otherwise changed liability, or (ii) the Member contributed capital to the Company that is used to repay the nonrecourse liability or is used to increase the basis of the property subject to the nonrecourse liability, and the Member's share of the net decrease in Company minimum gain results from the repayment or the increase in the property's basis. This provision is intended to be a "minimum gain chargeback" as described in Treasury Regulation 1.704-2(f), such Regulation being hereby incorporated by reference.

                                   ARTICLE X1
                                BOOKS AND RECORDS
                                -----------------

     11.01  Accounting  Period.  The  Company's  accounting  period shall be the
            ------------------
calendar  year.

     11.02  Records,  Audits  and  Reports.  At  the expense of the Company, the
            ------------------------------
Managers shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

     (a) A current list of the full name and last known address of each Member, Economic Interest Owner and Manager,

     (b) Copies of records to enable a Member to determine the relative voting rights, if any;

     (c)     A  copy  of the Articles of the Company and all amendments thereto;

     (d) Copies of the Company's foreign, federal, state, and local income tax returns and reports, if any, for the three most recent years;

     (e) Copies of the Company's written Operating Agreement, together with any amendments thereto;

     (f) Copies of any financial statements of the Company for the three most recent years.

     (g) A writing or other data compilation from which information can be obtained through retrieval devices into reasonably usable form setting forth the following:

     (1) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Member and which each Member has agreed to contribute;

     (2) the times at which or events on the happening of which any additional Commitments agreed to be made by each Member are to be made;

     (3) any right of a Member to receive, or of the Company to make, distributions to a Member which include a return of all or any part of the Member's Contribution to Capital; and

     (4) any events upon the happening of which the Company is to be dissolved and its affairs wound up.

     11.03  Tax  Returns.  The  Manager  shall  cause the preparation and timely
            -------------
filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.

                                   ARTICLE XII
                                 TRANSFERABILITY
                                 ---------------

     12.01  General. Except as otherwise specifically provided herein, neither a
            --------
Member  nor  an  Economic  Interest  Owner  shall  have  the  right  to:

     (a) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration (collectively, "sell"), or

     (b) gift, bequeath or otherwise transfer for consideration (whether or not by operation of law, except in the case of bankruptcy) all or any part of its Membership Interest or Economic Interest

     12.02  Transferee  Not  Member  in  Absence  of  Unanimous  Consent.
            -------------------------------------------------------------

     (a) Notwithstanding anything contained herein to the contrary, if all of the remaining Members do not approve by unanimous written consent the proposed sale or gift of the Transferring Member's Membership Interest or Economic Interest to a transferee or donee which is not a Member immediately prior to the sale or gift, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee or donee shall be merely an Economic Interest Owner. No transfer of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved by unanimous written consent of the Members) shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the nontransferring Member(s).

     (b) Upon and contemporaneously with any sale or gift of a Transferring Member's Economic Interest in the Company which does at the same time transfer the balance of the rights associated with the Economic Interest transferred by the Transferring Member (including, without limitation, the rights of the Transferring Member to participate in the management of the business and affairs of the Company), the Company shall purchase from the Transferring Member, and the Transferring Member shall sell to the Company for a purchase price of $100.00, all remaining rights and interest retained by the Transferring Member which immediately prior to such sale or gift were associated with the transferred Economic Interest.

                                  ARTICLE XIII
                               ADDITIONAL MEMBERS
                               ------------------

     From the date of the formation of the Company, any Person, or Entity acceptable to the Members by their unanimous vote thereof may become a Member of this Company by executing an Admission Agreement setting forth the terms of the capital contribution and this operating agreement and either by the issuance of the Company of Membership Interests for such consideration as the Members by their unanimous votes shall determine, or as a transferee of a Member's Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager or Manager(s) may, at his or their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a member was admitted in accordance with the provisions of 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE XIV
                           DISSOLUTION AND TERMINATION
                           ---------------------------

     14.01  Dissolution.
            ------------

     (a) The Company shall be dissolved upon the occurrence of any of the following events:

     (ii) When the period fixed for the duration of the Company shall expire pursuant to Section 2.05 hereof;

     (ii)     by  the  unanimous  written  agreement  of  all  Members;  or

     (iii) upon the withdrawal, removal, bankruptcy, insolvency, death or of a Member, the sale or redemption of a Member's entire Membership Interest, or the occurrence of any other event which terminates the continued membership of a member in the Company pursuant to the Florida Act ("A Withdrawal Event"), unless the business of the Company is continued by the consent of a majority of the remaining Members within 90 days after the Withdrawal Event and there are at least two remaining Members. Each of the Members hereby agrees that within the 60 days after the occurrence of a Withdrawal Event other than the withdrawal, removal, sale or redemption of entire interest by, bankruptcy, insolvency, death or incompetency of Lee Schwuchow (and provided that there are then at least two remaining Members of the Company), they will promptly consent, in writing, to continue the business of the Company.

     (b) Notwithstanding anything to the contrary in this Operating Agreement, if a Member or Members owning Ownership Interests which in the aggregate constitute not less than two-thirds of the Ownership Interest vote to dissolve the Company at a meeting of the Company pursuant to Article VII, then all of the Members shall agree in writing to dissolve the Company as soon as possible (but in any event not more than 10 days) thereafter.

     (c)     If  a  Member  who  is  an  individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling his estate or administering his property.
 -
     (d) Except as expressly permitted in this Operating Agreement, a Member shall not voluntarily withdraw or take any other voluntary action which directly causes a Withdrawal Event. Unless otherwise approved by Members owning a Majority Interest, a Member who withdraws (a "Withdrawing Member") or whose Membership Interest is otherwise terminated by virtue of a Withdrawal Event, regardless of whether such Withdrawal Event was the result of a voluntary act by such Member, shall not be entitled to receive any distributions to which such Member would not have been entitled had such member remained a Member. Except as otherwise expressly provided herein, a Withdrawing Member shall become an Economic Interest Owner. Damages for breach of this Section 14.01(d) shall be monetary damages only (and no specific performance), and such damages may be offset against distributions by the Company to which the Withdrawing Member would otherwise be entitled.

     14.02  Effect  of Upon Dissolution.  Upon dissolution, the Company shall
            ---------------------------
cease  to  carry  on  its  business,  except  as  permitted  by the Florida Act.

     14.03  WINDING  UP,  LIQUIDATION  AND  DISTRIBUTION  OF  ASSETS.
            --------------------------------------------------------

     (a) Upon dissolution, an accounting shall be made by the Company's accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager(s) shall immediately proceed to wind up the affairs of the Company.

     (b) If the Company is dissolved and its affairs are to be wound up, the Manager(s) shall:

     (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager(s) may determine to distribute any assets to the Members in kind),

     (2) Allocate any profit or loss resulting from such sales to the Members' and Economic Interest Owner's in accordance with Article X hereof,

     (3) Discharge all liabilities of the Company, including liabilities to Members and Economic Interest Owners who are creditors, to the extent otherwise permitted by law, other than liabilities to Members and Economic Interest Owners for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the Company,

     (4)     Distribute  the  remaining  assets  in  the  following  order:

     (i) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and Economic Interest Owners shall be adjusted pursuant to the provisions of this Operating Agreement to reflect such deemed sale.

     (ii) The positive balance (if any) of each Member's and Economic Interest Owner's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Manager(s), with any assets distributed in kind being valued for this purpose at their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.-

     (c) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Contribution to Capital, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

     (d) Upon completion of the winding up, liquidation, and distribution of the assets, the Company shall be deemed terminated.

     (e) The Manager(s) shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     14.04  Articles  of Dissolution.  Upon the dissolution and the commencement
            ------------------------
of winding up of the professional limited liability company, articles of dissolution shall be filed in the Office of the Secretary of State and shall set forth:
(1)     The  name  of  the  Company;
(2) The dates filing of its articles of organization and all amendments thereto;
(3)     The  reason  for  filing  the  articles  of  dissolution;
(4) The effective date (which shall be a date certain) of the dissolution, as determined in accordance with the Florida Act; and
(5) Any other information the members or managers filing the articles of dissolution determine.

     14.05  Return  of  Contribution  Nonrecourse  to  Other  Members. Except as
            ---------------------------------------------------------
provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Contribution to Capital. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient relative to the cash contribution of one or more Members, such Member or Members shall have no recourse against any other member.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     15.01  Books of Account and Records.  Proper and complete records and books
            ----------------------------
of account shall be kept or shall be caused to be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall be at all time be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members, Economic Interest Owners or their duly authorized representative during reasonable business hours.

     15.02  Application  of  Florida  Law.  This  Operating  Agreement,  and the
            -----------------------------
application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Florida, and specifically the Florida Act.

     15.03 No Action for Partition. No Member or Economic Interest Owner has any
           -----------------------
right to maintain any action for partition with respect to the property of the Company.

     15.04  Execution  of  Additional  Instruments.Each  Member hereby agrees to
            ---------------------------------------
execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments, necessary to comply with any laws, rules or regulations.

    15.05  Construction.  Whenever the singular number is used in this Operating
            -------------
Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     15.06  Headings.  The headings in this Operating Agreement are inserted for
            --------
convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

     15.07  Waivers.  The failure of any party to seek redress for violation of
            -------
or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     15.08  Rights  and Remedies Cumulative. The rights and remedies provided by
            -------------------------------
this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right not use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have originally constituted a violation, from having the effect of an original violation.

     15.09  Severability.   If  any provision of this Operating Agreement or the
            ------------
application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     15.10  Heirs,  Successors  and  Age.  Each and all of the covenants, terms,
            ----------------------------
provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

     15.11  Creditors.  None of the provisions of this Operating Agreement shall
            ---------
be  for  the  benefit  of  or  enforceable  by  any  creditors  of  the Company.

     15.12  Counterparts.  This  Operating  Agreement  may  be  executed  in
            ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     15.13  Investment  Representations.  Each Member is purchasing a Membership
            ---------------------------
Interest for investment, and not for a view towards distribution of such Interests.

    15.14  Federal Income Tax Elections.  All elections required or permitted to
            ----------------------------
be made by the Company under the Code shall be made by the Managers as determined in their sole discretion. For all purposes permitted or required by the Code, the Members constitute and appoint Lee Schwuchow as Tax Matters Member or, if Lee Schwuchow is no longer available, another Member shall, be designated by the Members by Majority Vote. Any Member who is designated Tax Matters Member may not take any action contemplated by 6222 through 6232 of the Code without the consent of the Managing Members.

     15.15  Certification  Of Non-Foreign Status.  In order to comply with  1445
            ------------------------------------
of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Member shall provide to the Company, an affidavit stating, under penalties of perjury, (i) the Member's address, (ii) United States taxpayer identification number, and (iii) that the Member is not a foreign person as that term is defined in the Code and Treasury Regulations. Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Managers to withhold ten percent (10%) of each such Member's distributive share of the amount realize, by the Company on the disposition.

     15.16  Notices.  Any and all notices, offers, demands or elections required
            --------
or permitted to be made under this Agreement ("Notices") shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective
(i) when hand-delivered (either in person by the party giving such notice, or by its designated agent or by commercial courier) or (ii) on the third 3rd) business day (which term means a day when the United States Postal Service, or its legal successor ("Postal Service") is making regular deliveries of mail on all of its regularly appointed week-day rounds in Oakland Park, Florida) following the day (as evidenced by proof of mailing) upon which such notice is deposited, postage pre-paid, certified mail, return receipt requested, with the Postal Service, and addressed to the other party at such party's respective address as set forth below, or at such other address as the other party may hereafter designate by Notice.

     15.17  Amendments.   Any amendment to this, the only Operating Agreement of
            -----------
the Company shall be made in writing and signed by Members holding sixty-six and two-thirds percent (66-2/3%) of the aggregate Company Ownership Interests held by all Members. The Operating Agreement shall not include any oral agreements made by any members or managers.

     15.18  Invalidity.   The  invalidity  or unenforceability of any particular
            ----------
provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Florida Act. The Florida Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

    15.19  Options. Titles and captions are inserted for convenience only and in
            -------
no way define, limit, extend or describe the scope or intent of this Agreement or any of its provisions and in no way are to be construed to affect the meaning or construction of this Agreement or any of its provisions.

     15.20  Banking.  All funds of the Company shall be deposited in its name in
            -------
an account or accounts as shall be designated from time to time by the Managers. All funds of the company shall be used solely for the business of the Company. All withdrawals from the Company bank accounts shall be made only upon check signed by the Manager or by such other persons as the Manager may designate from time to time. Any account opened by the Managers for the Company shall not be commingled with other funds of the Managers or the Members.

     15.21  Arbitration.  Any dispute, controversy or claim arising out of or in
            -----------
connection with, or relating to, this Agreement or any breach or alleged breach hereof shall, upon the request of any party involved, be submitted to, and settled by, arbitration in the City of Oakland Park, State of Florida, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

     15.22  Determination  of  Matters  Not Provided For In This Agreement.  The
            --------------------------------------------------------------
Managers shall decide any questions arising with respect to the Company and this Agreement which are not specifically or expressly provided for in this Agreement.

     15.23  Further  Assurances.  The  Members  each  agree to cooperate, and to
            --------------------
execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement, including but not limited to consents to jurisdiction for a taxing jurisdiction with regard to the collection of income taxes attributable to the Member's income and interest and penalties assessed on such income.

     15.24  Conflicts  of  Interest.   A Member or Manager, shall be entitled to
            -----------------------
enter into, transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, Members shall account to the Company and hold as trustee for it any property, profit, or benefit derived by the Member, without the consent of the other Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company property including information developed exclusively for the Company and opportunities expressly offered to the Company. A Member, including a Managing Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the disinterested Managing Members or disinterested Members, in either case knowing the material facts of the transaction and the Member's interest, authorize, approve, or ratify the transaction.



/s/ Lee  Schwuchow
------------------
Lee  Schwuchow

                                    Exhibit A
                                   ----------






                                              Capital  Contribution
                                              ---------------------

Lee  Schwuchow                                $10.00